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                                                    EXHIBIT 5


                          ROSE LAW FIRM
                     120 EAST FOURTH STREET
                     LITTLE ROCK, AR  72201



                         March 22, 1995



Tyson Foods, Inc.
2210 West Oaklawn Drive
Springdale, Arkansas  72762-6999

     Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Tyson Foods, Inc. (the "Company") in connection with the proposed issuance and sale by the Company of up to $500,000,000 (subject to adjustment for the issuance of securities at an original issue discount or the denomination in a foreign currency or currencies) aggregate principal amount of debt securities (the "Debt Securities") to be issued pursuant to the Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). In rendering the opinions expressed below, we are familiar with the actions taken by the Company in respect thereof and have examined originals or certified or attested copies of such certificates, records or documents as we have deemed necessary for the purposes of this opinion.

     We call your attention to the fact that the Indenture provides that it is to be governed by and construed in accordance with the laws of the State of New York. For purposes of our opinions expressed in paragraphs (3) and
(4) below, we have assumed, with your approval, that the Indenture would be governed by and construed in accordance with the domestic substantive laws of the State of Arkansas without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction, and no opinion is expressed herein as to any matter governed by any law other than such laws of Arkansas, the United States of America and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that:

     (1) when the Registration Statement relating to the Debt Securities filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, has been declared effective, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities (except under the so-called "blue-sky" or securities laws of the several states, as to the applicability of which we do not express an opinion);



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     (2)  when the Board of Directors of the Company or a committee designated thereby, or the authorized officers of the Company acting pursuant to a delegation of authority to them by such a committee, has determined the price and other terms and conditions relating to the issue and sale of the Debt Securities, the Debt Securities will have been duly authorized by the Company;

     (3) upon the execution and delivery to the Trustee of the duly executed written order of the Company, the Debt Securities will be issuable under the terms of the Indenture; and

     (4) upon the execution, certification and delivery of the Debt Securities in accordance with the corporate and governmental authorizations referred to above and in accordance with the Indenture, the Debt Securities will be valid and legally binding obligations of the Company and will be entitled to the benefits provided by the Indenture equally with any other series of Debt Securities which may hereafter be issued under the Indenture pursuant to the terms thereof.

     The opinion expressed in numbered paragraph (4) is qualified to the extent that enforcement of the rights and remedies in the Indenture and the Debt Securities referred to therein is subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We understand that this opinion is to be used in connection with the Company's Registration Statement on Form S-3 relating to the Debt Securities to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as part of said Registration Statement and the use of our name therein and in the related Prospectus under the caption "Legal Matters."

                                   Very truly yours,

                                   ROSE LAW FIRM,
                                   a Professional Association



                                   By:  /s/ Les R. Baledge















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